FORM OF AMENDED

SCHEDULE A

to the

Distribution Agreement between

Conestoga Funds,

Conestoga Capital Advisors,

and Ultimus Fund Distributors,

LLC dated February 1, 2019

Fund Portfolio(s)

Conestoga Small Cap Fund

Conestoga SMid Cap Fund

Conestoga Mid Cap Fund

The parties duly executed this Amended Schedule A as of           .

	Conestoga Funds		Ultimus Fund Distributors, LLC

By:		By:
Name:		Name:
Title:		Title:
Officer

Conestoga Capital Advisors, LLC

By:
Name:
Title: